UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2007

SIMCLAR, INC.
(Exact name of registrant as specified in its charter)

Florida	001-139249	59-1709103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2230 West 77th Street, Hialeah, Florida	33016
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (305) 556-9210

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K fling is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective January 26, 2007, the Company entered into amendments of two working capital facilities with the Bank of Scotland. The term of the $1 million working capital facility of the Company and its Simclar Interconnect Technologies subsidiary, originally entered into in December 2005, was extended to January 28, 2008. The Company’s $5 million working capital facility, last amended in December 2005, was increased to $7.5 million, and its maturity date was extended to January 28, 2008. No other material changes were made to either facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

The disclosure set forth in Item 1.01 above concerning the Company’s amended credit facilities with Bank of Scotland is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed with this report:

Exhibit
Number     Exhibit Description

99.1	Amendment Letter 1, dated January 26, 2007, to Working Capital Facility Letter between the Company and Simclar Interconnect Technologies, Inc., as borrowers, and Bank of Scotland.

99.2	Amendment Letter 5, dated January 26, 2007, to Working Capital Facility Letter between the Company and Bank of Scotland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simclar, Inc.

Date: February 19, 2007	By:	/s/ Barry J. Pardon
Barry J. Pardon, President